UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

FIRST UNITED ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Georgia	000-53039	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 Back Nine Road, Pelham, Georgia	31779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2008, First United Ethanol, LLC (“FUEL”) entered into an Amended and Restated Non-Qualified Membership Unit Option Agreement (“Amended Option Agreement”) with Mr. Larry Kamp, its Chief Financial Officer. FUEL had previously granted Mr. Kamp the option to purchase 191 units, which represents 1/4 of 1 percent of FUEL’s outstanding units as of the close of the registered offering as disclosed in FUEL’s 10-KSB for the fiscal year ended September 30, 2007. The purpose of the Amended Option Agreement is to include certain put-rights pursuant to which Mr. Kamp may elect to sell any vested units to FUEL upon the occurrence of certain events, including Mr. Kamp’s death or disability while employed by FUEL, termination of employment because of a change in control of the company, termination of employment for cause, or termination of employment once Mr. Kamp reaches 65 years of age.

Item 9.01 Financial Statements and Exhibits.

(a)	None.

(b)	None.

(c)	None.

(d)

Exhibit No.	Description

99.1	Amended and Restated Non-Qualified Membership Unit Option Agreement between First United Ethanol, LLC and Larry Kamp dated August 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

August 12, 2008	/s/ Murray L. Campbell
Date	Murray L. Campbell, Chief Executive Officer

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